SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 10, 2003

                           COMMISSION FILE NO. 0-49915


                            TELEPLUS ENTERPRISES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             NEVADA                                        88-049628
-----------------------------------          -----------------------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



                  7708-119A STREET, DELTA, B.C., CANADA V4C 6N6
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (604) 596-9166
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)


                            HERBALORGANICS.COM, INC.
             7171 - 121ST STREET #109, SURREY, B.C., CANADA V3W 1G9
                      -----------------------------------
                                (FORMER NAME AND ADDRESS)

This amended Form 8-K is filed to provide audited financial statements, Pro forma financials, unaudited financial statements, and reflects the name change to Teleplus Enterprises, Inc. and the 2.375:1 forward stock split.

ITEM 1.     CHANGES IN CONTROL OF THE REGISTRANT.

     On October 10, 2003, Visioneer Holdings Group, Inc. ("Visioneer"), TransCalling Communications, Inc., and Nicholas Shamy, respectively, subscribed to 18,050,000, 2,933,125 and 1,579,375 restricted, newly issued shares of the Registrant's common stock, $.001 par value per share (the "Common Stock" or the "Shares"). Also on that same date, Visioneer purchased 23,750,000 shares of issued and outstanding Common Stock from Thomas Whalen, the Company's former Chief Executive Officer. As a result of the subscriptions and the purchase, the control of the Registrant shifted to the following individual:

     Name               No. of shares            Percentage
     ----               ---------------            ----------
Marius Silvasan        41,800,000(1)                  64%

(1) Beneficially owned through Visioneer Holdings Group Inc.

Immediately after the transactions, there will be 65,312,500 shares of Common Stock outstanding.


ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

     In September 2003, the Registrant formed a wholly-owned subsidiary, Teleplus Retail Services, Inc., a Quebec, Canada Corporation ("Teleplus Retail"). On October 1, 2003, Teleplus Retail purchased the following assets (the "Purchased Assets") from 3577996 Canada Inc., a Canada Business Corporation ("3577996"), relating to 3577996's "TelePlus Consumer Services" business ("Teleplus" or the "Business"):

(a)     The  Cash;
(b)     The  Accounts  Receivable;
(c)     The  Inventory;
(d) The Prepaid Expenses and Deposits to the extent they may be used by the Purchaser;
(e)     The  Loans  Receivable;
(f)     The  Computer  Hardware;
(g)     The  Computer  Software;
(h)     The  Leasehold  Improvements;
(i)     The  Office  Equipment  and  Furniture;  and
(j)     The  Goodwill

The Registrant expects to change its name to Teleplus Enterprises, Inc. in the near future.

Follows a summarized description of TelePlus' business prior to the asset acquisition. TelePlus Retail intents to capitalize on the achievements of TelePlus by using the purchased assets to create shareholder value.

DESCRIPTION  OF  THE  BUSINESS
Over the years, TelePlus has developed a reputation as the lead provider of wireless and portable communication devices in Canada. Today TelePlus' products include wireless handsets and services from major Canadian carriers, international phones, satellites, home phones and other mobile electronic devices including an exclusive line of international GSM world phones.

TelePlus has succeeded in creating a unique position in the wireless industry by marketing a wide variety of wireless and communication products under a "one-stop wireless shop" concept. Microcell Solutions, Telus, PageNet, StarChoice, Olympus, Samsung, Sanyo and Vtech are among some of the brands promoted by TelePlus.

TelePlus has shown strong revenue growth from US$1.4 million in 2000 to an expected US$8.5 million by the end of 2003. TelePlus' delivers high consumer confidence and exceptional customer service, which can be evidenced by winning 2 consecutive times the "Consumer's Choice Award" for best wireless retail business - 2002 & 2003.

DESCRIPTION OF PRINCIPAL PRODUCTS & SERVICES
Over the last few years, TelePlus has successfully negotiated distribution agreements with the major Canadian wireless providers as well as with a variety of communication vendors. Today, those agreements allow TelePlus to promote the products and services of, among others:
--------------------------------------------------------------------------------
TABLE  1:  RANGE  OF  PRODUCTS  AND  SERVICES
As  of  2003
--------------------------------------------------------------------------------
* Product/Service            :       Providers/Vendors
* Wireless Products/Services :       Microcell Solutions (Fido), Telus Mobility
* Home Phones                :       Panasonic, V-Tech, Sanyo, Siemens, Uniden
* Pagers and 2-way Pagers    :       PageNet, Unipage, Tele-Page
* Satellite Dish systems     :       StarChoice
* CD & MP3 Players           :       Sanyo, Samsung

--------------------------------------------------------------------------------
Our  range  of  offering  has  continuously  increased  since  1999
--------------------------------------------------------------------------------

TelePlus' expects to continue developing its product offering over the next few years to become the premier choice of consumers seeking the purchase of wireless and portable communication devices.

COMPETITIVE BUSINESS CONDITIONS
TelePlus faces competition from different retail players, amongst which we can find the shops of wireless carriers, large surface retailers and specialized wireless and telephone shops.

Wireless  Carriers'  Shops
--------------------------
TelePlus faces competition from the wireless carriers established corporate stores and/or dealers. In this area TelePlus' primary competitors are the following:
o     Bell World
o     Rogers AT&T
o     Telus Mobility
o     Fido

The above stated retailer outlets in all cases sell only the wireless products and services of their respective carrier. In addition, these retail outlets in all cases except Bell World do not promote any other services than wireless products.

TelePlus' product offering is superior to those offered by these retail outlets as TelePlus offers a "one-stop wireless shop" concept in promoting under one roof a variety of wireless and communication products. This concept drastically differs from conventional wireless stores as consumers are guided towards an optimum wireless solution based on their needs and expectations.

Large  Surface  Retailers
-------------------------
TelePlus also compete against large surface retailers, however, they only promote wireless boxed products with limited customer support. The largest players in Canada are:
o     FutureShop
o     Office Depot
o     Best Buy

TelePlus intends to provide its full range of services through Wal-Mart and Sam's Club stores. This will allow TelePlus a quick nationwide penetration, limit direct competition with them and capitalize on these mass merchandisers flow of customers.

Specialized Wireless & Phone Retailers
--------------------------------------
Under this category we find those stores that are direct competitors to TelePlus' "one-stop wireless store" concept. TelePlus main competitors are:

o Cabine Telephonique. Operates 42 stores primarily in Quebec and Ontario; and promotes all brands of wireless products in addition to home phones and related products.

o Wireless Wave. Operates 66 stores primarily in Western Canada and Toronto; and its product line is limited to wireless products and services.

o Radio Shack. Operates 900 stores across Canada; and sells the wireless services of Rogers AT&T in addition to a variety of phone products and services.

Others
------
In addition to the above-mentioned competitors, TelePlus faces competition from a variety of independent retailers promoting one to a few wireless carriers' products and services. In the last year, however, wireless carriers have been limiting their issuance of new retail licenses and some of them have even started reducing the number of issued retail licenses to consolidate their efforts with larger customers such as TelePlus. This trend is expected to continue in the coming year and it should prevent the upcoming of additional competitors in the marketplace; thus, protecting TelePlus' market-share.

NO  DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS
TelePlus is currently finalizing a concession agreement with Wal-Mart Canada & SAM's CLUB Canada. Should such agreement be finalized TelePlus would operate wireless kiosks located within various Wal-Mart and SAM's CLUB stores. This would result in TelePlus' revenues and earnings baring a high level of dependency on Wal-Mart and SAM's CLUB.

PATENTS,  TRADEMARKS  &  LICENSES
No patents or licenses are required. TelePlus filed an application to obtain "SimplySellular" as trademark.

NEED  FOR  GOVERNMENT  APPROVAL
TelePlus  does  not  need  any  government  approval.

EMPLOYEES
TelePlus has a total of 90 employees, 60 of which are full time.

DESCRIPTION  OF  PROPERTY
TelePlus currently has in place 23 leases for various properties. 22 retail store leases and 1 lease for its head office. TelePlus' retail stores vary in size from 200 to 600 sf. TelePlus' head office (3,500 sf) is located in an office building. All TelePlus' leases except two are five years in length.

LEGAL  PROCEEDINGS
The following proceedings have been instigated against TelePlus. TelePlus Retail doesn't believe the following legal proceedings would impact TelePlus Retail on a moving forward basis nevertheless such proceedings are disclosed.

o Labor: TelePlus is currently defending an action instigated against it by a former employee. Such employee claims TelePlus dismissed her because she became pregnant. TelePlus claims having dismissed her, within 3 months following her commencement date, for lack of performance. Total liability to TelePlus, if it losses the claim, may reach a maximum of $2,500. TelePlus is currently defending a few non-material labor issues instigated by former employees.

o Goods & Services: TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims TelePlus defaulted on the payment of goods sold by supplier to the company. TelePlus claims it failed to pay the goods sold by supplier because such goods were purchased contingent on supplier making available to TelePlus wireless network access which supplier failed to provide. Thus TelePlus is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. Supplier has refused to take the goods back. Total liability to TelePlus, if it losses the claim, may reach a maximum of $20,000.

o Company Stock: TelePlus is currently defending an action instigated against it by two private individuals. Such individuals claim having attempted to purchase TelePlus stock from a consultant of TelePlus and such transaction failed. These individuals claim having wired funds to the said consultant but said consultant failed to provide the individuals with the purchased TelePlus stock. The individuals claim that TelePlus and its president, Marius Silvasan, are jointly responsible for the failed transactions thus have filed a claim against TelePlus and its president for the amount of their investment. TelePlus and its president claim having no responsibility in the transaction. Such transaction was to occur between two third parties, one owning some TelePlus stock and the other two individuals interested to purchase such stock. The fact that the transaction failed to be completed among the parties does in no way imply any responsibility on TelePlus or its president. Total liability to TelePlus, if it losses the claim, may reach a maximum of $7,500.

o Financing: TelePlus is currently defending an action arising out of a proposed financing transaction that was never consummated and therefore, terminated by TelePlus. That transaction contemplated that (i) TelePlus would be merged with a subsidiary of a non-operating, publicly owned
     "shell" company, (ii) that the shareholders of TelePlus would become the controlling shareholders of the shell company and (iii) thereafter several prospective purchasers would purchase shares of stock of that shell company. The contemplated transactions were to have closed by the later of September 15, 2003 or the delivery of a notice that TelePlus declined such funding. The closing did not occur on September 15, 2003. Those prospective investors, who are the complaining parties in this lawsuit, never purchased any shares of the shell company and never formally offered to otherwise provide funds to TelePlus. Accordingly, on September 23, 2003, TelePlus notified the shell company that it was not going to proceed with the merger and notified the prospective investors that it was declining any funding from them. The complaining parties filed their action against TelePlus seeking a temporary restraining order and other injunctive relief against TelePlus. On October 2, 2003, the Court denied the motion for a temporary restraining order against TelePlus. A hearing on the motion for the other injunctive relief has been scheduled for October 16, 2003. TelePlus believes that this lawsuit is without any merit and intends to vigorously defend itself in this lawsuit.

INFORMATION REGARDING LARGEST SHAREHOLDERS, NUMBER OF SHARES, NAME
Visioneer is the Company's largest shareholder. Visioneer is located at 1255 Phillips Square, Suite 605, Montreal, Quebec, H3B 3G5. Visioneer, for which Marius Silvasan is the beneficiary holder, currently owns 41,800,000 shares, which represent 64% of the issued and outstanding Common Stock.

TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS AND DIRECTORS OR OTHER RELATED PARTIES, SUCH AS LEASES, EMPLOYMENT AGREEMENTS
The Company currently has employment agreements with all company executives and key managers.

RISKS:

Business Risk:
--------------
o    Limited  duration  of agreements in place with major wireless carriers. The
     -------------------------------
     firm's current sales volumes have enabled the firm to build strong relationships with a variety of wireless and communication partners thus, minimizing the risks associated with the non-renewal of any of the firm's agreements.

o    No  product exclusivity. The current market consolidation undertaken by the
     -----------------------
     major wireless carriers limit the firm's risk associated with no product exclusivity as new retail players can't readily get access to the products and services offered by the firm;

o    Rapid  product  obsolescence;  the  wireless and communication market place
     ----------------------------
     face rapid product obsolescence requiring the firm to maintain short inventory cycles and technically enabled sales consultants;

o    Price  erosion;  the  firm is faced with high price elasticity resulting in
     --------------
     the erosion  of  its  margin  on  certain  products;

o    Negative  impact  on  profit  margins  resulting  from  price  wars;
     ---------------------------

o    Issuance  of  a  large number of wireless licenses increasing the number of
     --------------------------------------------------
     competitors;

o    TelePlus'  ability  to  hire and retain experienced industry professionals;
     ---------------------------------------
     and

Financial Risk:
---------------
o    TelePlus'  ability  to  secure competitive pricing arrangements in a market
     ---------------------------------------------------------------
     dominated by larger retailers with higher financial resources; TelePlus' margins being very low any reduction in margin may adversely affect TelePlus' profitability. TelePlus' ability to achieve economies of scale is critical to TelePlus' long-term viability.

o    TelePlus'  capacity to secure required financing; TelePlus will be required
     ------------------------------------------------
     to secure financing of approximately $4.3 million in order to implement its business plan and in order to grow its business in the upcoming years. As the industry reaches saturation large incumbents will be better positioned to face competitive demands. Small regional players will be called to disappear favoring market consolidation. It is important for TelePlus to achieve a dominant market position faster then its competitors. Such position will favor TelePlus' long-term viability.

Economic Risk:
--------------
o    Uncertain  growth  in  market  demand: Current market conditions indicate a
     -------------------------------------
     strong growth of wireless products in the upcoming years. Nevertheless technological development and unstable economic growth may affect current forecast which could adversely affect TelePlus revenues and profitability.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF
OPERATION.

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact.

Forward-looking statements may be identified by the use of forward-looking terminology, such as "may", "shall", "will", "could", "expect", "estimate", "anticipate", "predict", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Results of Operations.

Comparison of Years Ended December 31, 2002 and December 31, 2001

     Revenues. For the year ended December 31, 2002, we realized revenues of $5,193,036 compared with revenues of $3,924,907 for the year ended December 31, 2002. The increase in revenues of $1,268,129 or 32.3% was due to opening of 7 new company operated stores an increase of 54% from the previous year.

     Cost of Revenues. For the year ended December 31, 2002, cost of revenues were $3,502,538 as compared to $2,917,821. The increase in cost of revenues of $584,717 or 20% was principally due to the increased revenues.

     Gross margin was $1,690,498 for the year ended December 31, 2002 compared to a gross margin of $1,007,086 for the year ended December 31, 2001. The increase in gross margin of $683,412 or 68% was primarily due to the increase in handset margins through higher volume discounts and increase in revenues.

     General, administrative and selling expenses increased from $944,965 for the year ended December 31, 2001 to $1,690,498 for the year ended December 31, 2002. The increase in general, administrative and selling expenses of $701,256 or 74% is attributable to the following factors: increase in the number of company owned stores and expenses incurred in hiring and training new personnel.

     Income from operations decreased from $62,121 for the year ended December 31, 2001 to $44,277 for the year ended December 31, 2002. The decrease in income from operations by $17,844 or 29% was principally due to the increase in general, administrative, and selling expenses.

     Provision for income taxes decreased from $15,798 for the year ended December 31, 2001 to $10,404 for the year ended December 31, 2002.

     Net income decreased from $46,323 for the year ended December 31, 2001 to $33,873 for the year ended December 31, 2002. The decrease in net income of $12,450 or 27% is principally due to the increased general, administrative and selling expenses.

Comparison of Nine Months Ended September 30, 2003 and September 30, 2002

     Revenues. For the nine months ended September 30, 2003 revenues were $4,895,016 compared to revenues of $3,617,458 for the year ended September 30, 2002, an increase of $1,277,558 or 35% which was principally the result of the additional revenues generated by stores opened in the 3rd and 4th quarter of 2002.

     Cost of Revenues. For the nine months ended September 30, 2003, cost of revenues were $3,750,210 compared to $2,445,057 for the nine months ended September 30, 2002. The increase of cost of revenues by $1,305,153 or 53% was attributable to lower handset margins and lower store per store sales resulting from the financial restructuring of the company's largest wireless supplier. Such supplier completed its restructuring at the end of the 1st quarter of 2003 and subsequently increased its handset margins to the company starting at the end of the 3rd quarter of 2003. Higher margins and more aggressive handset programs reinstated at the end of the 3rd quarter 2003 are expected to fuel up sales and increase margins to historical level starting in the 4th quarter 2003.

     Gross profit decreased to $1,144,806 for the nine months ended September 30, 2003 From $1,172,401 for the nine months ended September 30, 2002. The decrease in gross profit was principally due to the following: the financial restructuring of the company's largest wireless supplier. Such supplier completed its restructuring at the end of the 1st quarter of 2003 and subsequently increased its handset margins to the company starting at the end of the 3rd quarter of 2003. Higher margins and more aggressive handset programs reinstated at the end of the 3rd quarter 2003 are expected to fuel up sales and increase margins to historical level starting in the 4th quarter 2003.

     General, administrative and selling expenses increased from $1,134,318 for the nine months ended September 30, 2002 to $1,924,534 for the nine months ended September 30, 2003. The $790,216 or 70% increase in general, administrative and selling expenses was due to the following: First, lower store per store sales resulting from the financial restructuring of the firm's largest supplier which decreased its new customer acquisition rate during said restructuring thus depressing the company's store per store sales. Second, investments made in obtaining the agreement for the management of the Wal-Mart/Sam's Club wireless concessions.

     Income from operations decreased from $38,083 for the nine months ended September 30, 2002 to a loss from operations of $797,728 for the nine months ended September 30, 2003. The decrease in income from operations by $835,811 or 2,194% was principally due to the following factors: First, lower store per store sales resulting from the financial restructuring of the firm's largest supplier which decreased its new customer acquisition rate during said restructuring thus depressing the company's store per store sales. Second, investments made in obtaining the agreement for the management of the Wal-Mart/Sam's Club wireless concessions.

     Income tax benefit was $28,693 for the nine months ended September 30, 2003 compared to no income tax expense(benefit) for the nine months ended September 30, 2002.

     Net income decreased from $38,083 for the nine months ended September 30, 2002 to a net loss of $769,035 for the nine months ended September 30, 2003.

     Liquidity and Capital Resources. We had cash on hand of $76,137 as of December 31, 2002 and $350 as of September 30, 2003 with accounts receivable of $182,931 at December 31, 2002 compared to $369,758 at September 30, 2003. Our total current assets were $904,842 as of December 31, 2002 and $940,295 for the nine months ended September 30, 2003. We had a working capital deficit of $301,375 at December 31, 2002 and $904,933 for the nine months ended September 30, 2003.

     Our total current liabilities were $1,206,217 as of December 31, 2002, which is comprised of accounts payable of $1,081,682, accrued expenses of $89,964, income tax payable of $21,782 and loan payable to an affiliate of $12,789. Our current liabilities were $1,845,228 at September 30, 2003 comprised of accounts payable of $1,660,039, accrued expenses of $123,809, income taxes payable of $4,239, notes payable of $49,668, and a loan payable of $7,473. The deposits relate to an obligation to issue stock pursuant to a subscription agreement.

     The Company is taking steps to raise equity capital or to borrow additional funds. The Company raised an aggregate of $750,000 through the sale of 750,000 shares of common stock, of which $250,000 was received as of September 30th. There can be no assurance that any new capital will be available to the Company or that adequate funds will be sufficient for Company operations, whether from the Company's financial markets, or other arrangements will be available when needed or on terms satisfactory to the Company. The failure of the Company to obtain adequate additional financing may require the Company to delay, curtail or scale back some or all of its operations. Any additional financing may involve dilution to the Company's then-existing shareholders.

ITEM  5.   OTHER  EVENTS.

     As a result of the purchase of assets from 3577996 and the change in focus of the Registrant's business, the Registrant is changing its name from HerbalOrganics.com, Inc. to Teleplus Enterprises, Inc. In addition, the former director and officer of HerbalOrganics.com resigned and Marius Silvasan was appointed director and Chief Executive Officer.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  3577996  Canada  Inc.

(a)  Financial  Statements  of  Businesses  Acquired



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  Teleplus Enterprises, Inc.
  Montreal, Canada

We have audited the accompanying consolidated balance sheet of Teleplus Enterprises, Inc. as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of Teleplus' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teleplus Enterprises, Inc. as of December 31, 2002, and the results of its consolidated operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.


Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

January 15, 2004


                           TELEPLUS ENTERPRISES, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002


ASSETS
Current assets
  Cash                                                                       $   76,137
  Accounts receivable, net of allowance of $8,000                               182,931
  Inventories                                                                   617,520
  Prepaid expenses                                                               28,254
                                                                             -----------
    Total current assets                                                        904,842

Property and equipment, net                                                     324,366
Other assets                                                                     57,159
                                                                             -----------

    Total assets                                                             $1,286,367
                                                                             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                           $1,081,682
  Accrued expenses                                                               89,964
  Income tax payable                                                             21,782
  Loan payable - affiliate                                                       12,789
                                                                             -----------
    Total current liabilities                                                 1,206,217

Long-term liabilities
  Deferred income taxes                                                           4,116
                                                                             -----------

    Total liabilities                                                         1,210,333
                                                                             -----------

Commitments and Contingencies

SHAREHOLDERS' EQUITY:
  Common stock, $.001 par value, 150,000,000 shares authorized, 46,312,500
    shares issued and outstanding                                                46,313
  Retained earnings                                                              30,627
  Accumulated other comprehensive income (loss)                                    (906)
                                                                             -----------
    Total Shareholders' Equity                                                   76,034
                                                                             -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $1,286,367
                                                                             ===========

                 See accompanying summary of accounting policies and notes to consolidated financial statements.


                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Years Ended
                                                      December 31,
                                      --------------------------------------------
                                               2002                   2001
                                      ----------------------  --------------------
Net revenues                          $            5,193,036  $          3,924,907
                                      ----------------------  --------------------
Cost of revenues                                   3,502,538             2,917,821
                                      ----------------------  --------------------
Gross margin                                       1,690,498             1,007,086

General, administrative and selling                1,646,221               944,965
                                      ----------------------  --------------------

Income from operations                                44,277                62,121

Provision for income taxes                            10,404                15,798
                                      ----------------------  --------------------

Net income                            $               33,873  $             46,323
                                      ======================  ====================

Net income per share:
  Net income - basic and diluted                       0.00  $               0.00
                                      ======================  ====================

Weighted average shares outstanding:
  Basic and diluted                               46,312,500            46,312,500
                                      ======================  ====================


                 See accompanying summary of accounting policies and notes to consolidated financial statements.


                           TELEPLUS ENTERPRISES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                   YEARS ENDED DECEMBER 31, 2002

                                                                          Accumulated Other
                                             Common Stock        Retained   Comprehensive
                                            Shares     Amount    Earnings       Loss          Total
                                        -----------  ---------- -----------  -------------  ---------
Balance,
  December 31, 2000                      46,312,500  $  46,313  $(49,569)      $     -      $(3,256)

    Comprehensive income:
      Net income                                  -          -    46,323             -       46,323
      Foreign currency
        translation                               -          -         -        (1,399)      (1,399)
                                                                                            ---------
      Comprehensive income:                                                                   44,924
                                                                                            ---------
                                        -----------  ---------- -----------  -------------  ---------


Balance,
  December 31, 2001                      46,312,500     46,313    (3,246)        (1,399)       41,668
    Comprehensive income:
      Net income                                  -          -    33,873             -        33,873
      Foreign currency
        translation                               -          -         -           493           493
                                                                                            ---------
      Comprehensive income:                                                                   34,366
                                                                                            ---------
                                        -----------  ---------- -----------  -------------  ---------


Balance,
  December 31, 2002                      46,312,500  $  41,800  $ 35,140       $  (906)     $ 76,034
                                        ===========  ========== ===========  ============  ==========


                 See accompanying summary of accounting policies and notes to consolidated financial statements.


                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Years Ended
                                                              December 31,
                                                            2002        2001
                                                         ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                             $  33,873   $  46,323
  Adjustments to reconcile net loss to cash provided by
    (used in ) operating activities:
      Depreciation and amortization                         54,912      20,707
      Bad debt expense                                           -
        Changes in assets and liabilities:
          Accounts receivable                              (43,270)   (115,203)
          Inventories                                     (334,955)   (166,756)
          Prepaid expenses                                 (17,413)       (665)
          Other assets                                     (57,159)          -
          Accounts payable                                 512,584     296,296
          Accrued expenses                                  89,964           -
          Income taxes                                      10,577      16,275
                                                         ----------  ----------
CASH FLOWS PROVIDED BY OPERATING
  ACTIVITIES                                               249,113      96,977
                                                         ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                    (248,392)   (117,598)
                                                         ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on loans payable - shareholders                 (39,649)          -
  Proceeds from loan payable - shareholder                       -      36,905
  Proceeds from issuance of common stock                         -         561
                                                         ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES                       (39,649)     37,466
                                                         ----------  ----------

Effect of Exchange Rate Changes on Cash                        494           -

NET INCREASE (DECREASE) IN CASH                            (38,434)     16,845
  Cash, beginning of period                                114,571      97,726
                                                         ----------  ----------
  Cash, end of period                                    $  76,137   $ 114,571
                                                         ==========  ==========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                          $   3,706   $       -
                                                         ==========  ==========


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of business. Teleplus Enterprises, Inc. ("Teleplus") markets a wide range of wireless and home telephony products and services including an exclusive line of unlocked GSM mobile phones, through its wholly owned subsidiary Teleplus Retail Services, Inc. Teleplus, as of December 31, 2002, owns and operates 20 retail stores selling a variety of wireless and home telephony products and services in the provinces of Ontario and Quebec, Canada. Teleplus was incorporated in Nevada in January 1999.

Principles of Consolidation

The consolidated financial statements include the accounts of Teleplus' wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less.

Inventories

Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

In November 2002, the Emerging Issues Task Force reached consensus on Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" ("Issue 02-16"). Issue 02-16 addresses the accounting for vendor consideration received by a customer and is effective for new arrangements, or modifications of existing arrangements, entered into after December 31, 2002. Under this consensus, there is a presumption that amounts received from vendors should be considered a reduction of inventory cost unless certain restrictive conditions are met. Our policy is to treat all vendor consideration as a reduction of inventory cost rather than as an offset to the related expense because the administrative cost of tracking the actual related expenses, to determine whether we meet the restrictive conditions required by Issue 02-16, would exceed the benefit.

Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to five years). The majority of Teleplus' long-lived assets are located in Canada. Teleplus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

Teleplus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. Teleplus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

Teleplus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Teleplus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

Teleplus' suppliers generally warrant the products distributed by Teleplus and allow returns of defective products, including those that have been returned to Teleplus by its customers. Teleplus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Advertising

Costs incurred in connection with advertising are charged to expense as incurred. Advertising expense was approximately $125,000 and $42,000 for 2002 and 2001, respectively.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Teleplus records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Foreign Currency Translation

The Canadian dollar is the functional currency of the Company. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. The resulting translation adjustment is recorded as a separate component of comprehensive income within stockholders' equity.

Basic Income per Share

Basic income per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, short-term borrowings, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of those instruments and the variable nature of any underlying interest rates. The rates of fixed obligations approximate the rates of the variable obligations. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.

Concentrations of Credit Risk

Financial instruments which potentially subject Teleplus to concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. Teleplus maintains its cash and cash equivalents with high quality financial institutions as determined by Teleplus' management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers' financial condition are performed, guarantees or other collateral may be required and Teleplus maintains a broad customer base.

Recent Accounting Pronouncements

Teleplus does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Teleplus' results of operations, financial position or cash flow.


NOTE 2 - ACCOUNTS RECEIVABLE

Teleplus' trade accounts receivable are shown net of allowance for doubtful accounts of $8,000 at December 31, 2002 as follows:

Accounts receivable                   $ 190,931
Less: Allowance for doubtful accounts     8,000
                                          -----
                                       $182,931
                                       ========

Teleplus maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of Teleplus' customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property, plant, and equipment, at December 31, 2003 are as follows:

Equipment                $  21,756
Furniture and fixtures      53,828
Business software           42,529
Leasehold improvements     288,172
                           -------
                           406,285
Less: accumulated
depreciation and
amortization               (81,919)
                          --------
                          $324,366
                          ========

Depreciation and amortization expense was $54,912 and $20,707 for 2002 and 2001, respectively.


NOTE 4 - ADVANCES

Teleplus received advances of $12,789 that are non-interest bearing, are due on demand, and are to be repaid to the affiliate as cash becomes available.


NOTE 5 - INCOME TAXES

The provision (benefit) for federal income tax consists of the following for the years ended December 31:

                                  2002          2001
                                --------       -------
Current provision (benefit)     $ 10,404     $ 15,798
Deferred provision (benefit)           -           -
                                --------       -------
                                $ 10,404     $ 15,798
                                ========      ========

Deferred income taxes consist of the following at December 31:

                                  2002          2001
                                --------       -------
Short-term:
  Deferred tax liabilities      $      -     $     -

Long-term:
  Deferred tax liability           4,116           -
  Valuation allowance                  -           -
                                --------       -------
                                $  4,116     $     -
                                ========       =======

The following is a reconciliation of income taxes calculated at the statutory rate to the income tax provision (benefit):

                                  2002          2001
                                --------       -------

Provision (benefit) for income
  taxes at statutory rate         24%           24%
Other                              0%            1%
                                --------       -------
Income tax provision (benefit)    24%           25%
                                ========       =======

Teleplus had taxable income of approximately $44,000 and $62,000 for 2002 and 2001, respectively.


NOTE 6 - RELATED PARTY TRANSACTIONS

Teleplus paid management fees of $38,661 and $12,600 to an entity owned by the majority shareholder for 2002 and 2001, respectively.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

Proposed Tax Assessment

Teleplus is involved in proceedings with the Minister of Revenue of Quebec ("MRQ"). The MRQ has proposed an assessment for the Goods and Services Tax ("GST") and Quebec Sales Tax ("QST"), of approximately $471,000. The proposed tax assessment is for $265,000 for QST and $346,000 for GST. Teleplus believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to present to the MRQ. Teleplus also believes that export sales to the United States of America are exempt from the GST. In accordance with SFAS No. 5, "Accounting for Contingencies," Teleplus makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No provision for this matter has been accrued. Teleplus reviews these provisions at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Dealing with taxing authorities is inherently unpredictable. However, Teleplus believes that it has valid defenses with respect to the proposed tax assessment pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

Teleplus intends to vigorously defend this proposed assessment and other lawsuits and claims against us. However, we cannot predict the outcome of this assessment. An adverse resolution of the assessment could have a material adverse effect on our business, financial condition and results of operations.

Operating Leases

Teleplus has several non-cancelable operating leases, primarily for office space and storage that expire up to December 31, 2007. These leases require Teleplus to pay all operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended December 31, 2002 and 2001 was $376,566 and $173,234, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2002 are:

December 31,          Amount
                    -----------
2003                $ 466,870
2004                  454,581
2005                  350,417
2006                  217,337
2007                  113,778
                    -----------
                   $1,602,983
                    ===========


NOTE 8 - CONCENTRATIONS OF CREDIT RISK

As of December 31, 2002, amounts due from two customers amounted to 84% of total trade accounts receivable.

Two customers accounted for 39% and 25% and accounted for 47% and 18% of total revenues for 2002 and 2001, respectively.


NOTE 9 - SUBSEQUENT EVENTS

Reverse Merger

In October 2003, Visioneer Holdings Group, Inc. ("Visioneer"), subscribed to 7,600,000 and its partners to 1,900,000 newly issued shares of Herbalorganics.com, Inc. ("Herbalorganics") and on that same date Visioneer acquired 10,000,000 shares of Herbalorganics. As a result of the transactions, Visioneer acquired control of Herbalorganics. In connection with the transactions Herbalorganics changed its name to Teleplus
Enterprises, Inc. ("Teleplus").

In September 2003, Teleplus formed a wholly owned subsidiary Teleplus Retail Services, Inc. ("Retail"), a Quebec, Canada Corporation. Retail acquired certain assets and assumed certain liabilities from 3577996 Canada, Inc. 3577996 Canada, Inc. is controlled by the shareholders of Visioneer.

For accounting purposes, this transaction was treated as an acquisition of Herbalorganics and a recapitalization of 3577996 Canada, Inc. 3577996 Canada, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Herbalorganics are not carried over and will be adjusted to $0. In connection with the reverse merger, 3577996 Canada, Inc. acquired $11,327 in cash and assumed $700 in liabilities.

The financial statements are presented based on this recapitalization, whereby, 3577996 Canada, Inc. has 17,600,000 common shares outstanding as of December 31, 2002. After the reorganization and stock purchase there were 27,500,000 shares of common stock outstanding of the combined entity.

In October 2003, the board of directors declared a 2.375 forward stock split for each common share issued and outstanding for shareholders of record. The stock split has been applied retroactively to prior periods.


                             TELEPLUS ENTERPRISES, INC.
                             CONSOLIDATED BALANCE SHEET
                                 SEPTEMBER 30, 2003
                                     (UNAUDITED)


ASSETS
Current assets
  Cash                                                                       $      350
  Accounts receivable, net of allowance of $8,000                               369,758
  Advances                                                                          411
  Inventories                                                                   518,320
  Prepaid expenses                                                               51,456
                                                                             -----------
    Total current assets                                                        940,295

Property and equipment, net                                                     405,211
Other assets                                                                     66,718
                                                                             -----------

    Total assets                                                             $1,412,224
                                                                             ===========

LIABILITIES AND SHAREHOLDERS' (DEFICIT)

Current liabilities
  Accounts payable                                                           $1,660,039
  Accrued expenses                                                              123,809
  Income tax payable                                                              4,239
  Notes payable                                                                  49,668
  Loan payable - affiliate                                                        7,473
                                                                             -----------
    Total current liabilities                                                 1,845,228
                                                                             -----------

Commitments and Contingencies

SHAREHOLDERS' DEFICIT:
  Common stock, $.001 par value, 150,000,000 shares authorized, 46,312,500
    shares issued and outstanding                                                 46,313
  Common Stock subscription received                                             250,000
  Accumulated deficit                                                          (733,895)
  Accumulated other comprehensive income (loss)                                   9,091
                                                                             -----------
    Total Shareholders' Deficit                                                (433,004)
                                                                             -----------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                  $1,412,224
                                                                             ===========


                           TELEPLUS ENTERPRISES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                 (UNAUDITED)


                              Three Months Ended          Nine Months Ended
                                 September 30,             September 30,
                           -------------------------  -------------------------
                               2003         2002          2003         2002
                           ------------  -----------  ------------  -----------
Revenues                   $ 1,884,148   $ 1,485,458  $ 4,895,016   $ 3,617,458
                           ------------  -----------  ------------  -----------

Cost of revenues             1,413,232       932,365    3,750,210     2,445,057
                           ------------  -----------  ------------  -----------

Gross profit                   470,916       553,093    1,144,806     1,172,401
                           ------------  -----------  ------------  -----------

General, administrative        831,777       485,441    1,924,534     1,134,318
  and selling              ------------  -----------  ------------  -----------


Income (loss) from            (360,861)       67,652     (797,728)       38,083
  operations

Income tax expense             (28,693)            -      (28,693)            -
                           ------------  -----------  ------------  -----------
  (benefit)

Net income (loss)          $  (332,168)  $    67,652  $  (769,035)  $    38,083
                           ============  ===========  ============  ===========

Net income (loss) per
  share:
    Basic and diluted      $     (0.01)  $      0.00  $     (0.02)  $      0.00
                           ============  ===========  ============  ===========

Weighted averaged shares
  outstanding:
  Basic and diluted         46,312,500    46,312,500   46,312,500   46,312,500
                           ============  ===========  ============  ===========


                           TELEPLUS ENTERPRISES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (UNAUDITED)

                                                              September 30,
                                                          ----------------------
                                                             2003        2002
                                                          ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                       $(769,035)  $  38,083
  Adjustments to reconcile net loss to cash provided by
    (used in ) operating activities:
      Depreciation and amortization                          86,809      41,184
        Changes in assets and liabilities:
          Accounts receivable                              (186,827)     80,961
          Inventories                                        99,200    (140,690)
          Prepaid expenses                                  (23,202)     (6,648)
          Accounts payable                                  578,357     122,595
          Accrued expenses                                   33,845      86,809
          Income taxes                                      (21,659)        139
                                                          ----------  ----------
CASH FLOWS PROVIDED BY OPERATING
  ACTIVITIES                                               (202,512)    222,433
                                                          ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                     (167,654)   (200,729)
                                                          ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances - shareholder                                       (411)
  Payments on loans payable - shareholders                   (9,558)    (35,057)
  Proceeds from loan payable - shareholders                  44,352           -
  Proceeds from deposits                                    250,000           -
                                                          ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES                        284,383     (35,057)
                                                          ----------  ----------

Effect of Exchange Rate Changes on Cash                       9,996       2,149

NET INCREASE (DECREASE) IN CASH                             (75,787)    (11,204)
  Cash, beginning of period                                  76,137     114,571
                                                          ----------  ----------
  Cash, end of period                                     $     350   $ 103,367
                                                          ==========  ==========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                           $   2,458   $     122
                                                          ==========  ==========
  Income taxes paid                                       $       -   $  15,321
                                                          ==========  ==========

                           TELEPLUS ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - PRESENTATION

The balance sheet of TELEPLUS ENTERPRISES, INC. ("Teleplus") as of September 30, 2003, the related consolidated statements of operations for the three and nine months ended September 30, 2003 and 2002 and the consolidated statements of cash flows for the nine months ended September 30, 2003 and 2002 included in the consolidated financial statements have been prepared by Teleplus without audit. In the opinion of management, the accompanying consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly Teleplus' consolidated financial position and results of operations. The consolidated results of operations for the three and nine months ended September 30, 2003 are not necessarily indicative of the results of operations for the full year or any other interim period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 2002 to be reported in Form 8-K/A, have been omitted.


NOTE 2 - COMMON STOCK

Teleplus entered into three subscription agreements in November 2003 to sell common shares for $1. In January 2004, Teleplus had sold 750,000 shares for proceeds of $750,000. As of September 30, 2003, Teleplus had received $250,000 but had not issued any common shares. The $250,000 is recorded as deposits as of September 30, 2003.

(b)  Pro  Forma  Financial  Information

PRO FORMA CONSOLIDATED BALANCE SHEET

The following pro forma balance sheet has been derived from the balance sheet of Herbalorganics.com,Inc. ("Herbalorganics") at December 31, 2002 and adjusts such information to give effect to the acquisition of Teleplus Enterprises, Inc. ("Teleplus"), as if the acquisition had occurred at December 31, 2002. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2002. The pro forma balance sheet should be read in conjunction with the notes thereto and Teleplus' financial statements and related notes thereto contained elsewhere in this filing.

In October 2003, Visioneer Holdings Group, Inc. ("Visioneer"), subscribed to 18,050,000 and its partners subscribed to 4,512,000 newly issued shares of Herbalorgancs.com, Inc. ("Herbalorganics") and on that same date Visioneer acquired 23,750,000 shares of Herbalorganics. As a result of the transactions, Visioneer acquired control of Herbalorganics. In connection with the transactions Herbalorganics changed its name to Teleplus Enterprises, Inc. ("Teleplus").

In September 2003, Teleplus formed a wholly owned subsidiary Teleplus Retail Services, Inc. ("Retail"), a Quebec, Canada Corporation. Retail acquired certain assets and assumed certain liabilities from 3577996 Canada, Inc. 3577996 Canada, Inc. is controlled by the shareholders of Visioneer.

For accounting purposes, this transaction was treated as an acquisition of Herbalorganics and a recapitalization of 3577996 Canada, Inc. 3577996 Canada, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Herbalorganics are not carried over and will be adjusted to $0. In connection with the reverse merger, 3577996 Canada, Inc. acquired $11,327 in cash and assumed $700 in liabilities.

The financial statements are presented based on this recapitalization, whereby, 3577996 Canada, Inc. has 17,600,000 common shares outstanding as of December 31, 2002.

Pro forma information giving effect to the acquisition as if the acquisition took place on December 31, 2002 is presented as follows.




                                Herbal     Teleplus     Adjustments    Pro Forma
                               ---------  -----------  -------------  -----------
Cash                           $ 11,327   $   76,137   $          -   $   87,464
                               ---------  -----------  -------------  -----------
Accounts receivable                   -      182,931              -      182,931
Inventories                           -      617,520              -      617,520
Prepaid expenses                      -       28,254              -       28,254
                               ---------  -----------  -------------  -----------
  Total current assets           11,327      904,842              -      916,169

Property and equipment                -      324,366              -      324,366
Other assets                          -       57,159              -       57,159
                               ---------  -----------  -------------  -----------

                               $ 11,327   $1,286,367   $          -   $1,297,694
                               =========  ===========  =============  ===========

Accounts payable               $    600   $1,081,682              -   $1,082,282
Accrued expenses                    100       89,964              -       90,064
Income tax payable                    -       21,782              -       21,782
Loan payable - affiliate              -       12,789              -       12,789
                               ---------  -----------  -------------  -----------
    Total current liabilities       700    1,206,217              -    1,206,917

Long-term liabilities                 -        4,116              -        4,116
                               ---------  -----------  -------------  -----------

  Total liabilities                 700    1,210,333              -    1,211,033
                               ---------  -----------  -------------  -----------

Shareholders' Deficit:
  Preferred stock                     -            -              -            -
  Common stock                   18,000       46,313        (18,000)      46,300
  Additional paid in capital     22,000            -        (22,000)           -
  Retained earnings             (29,373)      30,627         40,000       41,254
  Accumulated other comp.             -         (906)             -         (906)
                               ---------  -----------  -------------  -----------
    Total Shareholders'
      Equity                     10,627       76,034              -       86,661
                               ---------  -----------  -------------  -----------

                               $ 11,327   $1,286,367   $          -   $1,297,694
                               =========  ===========  =============  ===========

The pro forma presentation and adjustments reflect the following items:

- In October 2003, the Registrant acquired certain assets and assumed certain liabilities in exchange for 46,312,500 shares of the Registrant's common stock.

- After the reorganization and stock purchase there were 65,312,500 shares of common stock outstanding of the combined entity.

(c)  Exhibits:

2.1   Memorandum of Agreement(1)
10.1  Subscription  Agreement  In  HerbalOrganics.com,  Inc.  for 7,600,000
      Shares(1)
10.2  Subscription Agreement In HerbalOrganics.com, Inc. for 1,235,000 Shares(1)
10.3  Subscription Agreement In HerbalOrganics.com, Inc. for 665,000 Shares(1)

(1) Filed as an exhibit to the Form 8-K filed on October 14, 2003.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus Enterprises, Inc.


February 13,  2004                              /s/  Marius  Silvasan
                                               --------------------------
                                               Marius  Silvasan
                                               Chief  Executive  Officer